Exhibit 99.1

FOR IMMEDIATE RELEASE

Auto Parts 4 Less Group Inc. Announces Major Debt Restructuring and Continuation of Growth Strategy

Reno, NV – 02/20/2024 – Auto Parts 4 Less Group Inc. (OTC: FLES) (the “Company,” “AutoParts4Less,” “FLES”), the operator of the specialized automotive parts marketplace AutoParts4Less.com, today shared a notable investor update from the Company's CEO, who announced a significant restructuring of its debt obligations. The company has entered into agreements with Auctus Investment Group and Growth Ventures to convert a combined total of $7,439,599 of outstanding debt into a preferred share structure. This strategic move is expected to enhance the company's balance sheet and provide greater financial flexibility.

Christopher Davenport, CEO of Auto Parts 4 Less Group Inc., stated, "We are thrilled to announce this significant milestone in our ongoing efforts to strengthen our financial position. By converting over $7 million of debt into preferred shares, we are not only reducing our liabilities but also minimizing dilution for our existing shareholders. This restructuring, along with our continued collaboration with current lenders to convert debt, underscores our commitment to creating value for our stakeholders and ensuring the long-term success of our company."

The preferred shares are convertible into shares of Company common stock, including on a mandatory basis upon the occurrence of an uplisting to the NASDAQ or NYSE stock exchanges. The preferred shares may not be converted for a period of one year, but are, thereafter, convertible into shares of Company common stock. Further information concerning this restructuring is available in the Company’s filed Current Report on Form 8-K. [link to 8-K]

Auto Parts 4 Less Group Inc. remains committed to its mission of operating a automotive parts only marketplace, connecting buyers directly (D2C) and business-to-business (B2B) with the largest and most trusted sellers of automotive parts in the world. By leveraging the $500 billion U.S. automotive parts sector, the company aims to provide a seamless and reliable platform for high-quality automotive parts and accessories at competitive prices.

For more information about Auto Parts 4 Less Group Inc., please visit www.AutoParts4LessGroup.com.

About Auto Parts 4 Less Group Inc.

Auto Parts 4 Less Group Inc. (OTC: FLES) entered the online auto parts business in 2015, selling lift kits and other aftermarket accessories for Jeeps, Trucks, and SUVs on eBay and Amazon. In early 2020, the Company began developing AutoParts4Less.com as a multi-seller enterprise-level marketplace dedicated to consolidating the $500 billion annual aftermarket automotive parts industry, including cars, trucks, boats, motorcycles, and RVs, on a single platform. AutoParts4Less.com officially launched with a catalogue size of around 2 million parts from over 25 parts sellers in November 2022.

Forward-Looking Statements

This press release may contain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. Industry data provided herein is of no predictive value regarding the future sale of the Company’s products. No information in this press release should be construed as any indication whatsoever of the Company’s future financial results, revenues, or stock price.

Contact:

Christopher Davenport, CEO

Auto Parts 4 Less Group Inc.

Email: investorrelations@ap4less.com